UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2004

JDS UNIPHASE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-2579683
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

1768 Automation Parkway
San Jose, California 95131

(Address of Principal Executive Offices, Including Zip Code)

(408) 546-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Reporting)

Item 12. Results of Operations and Financial Conditions

On April 28, 2004, JDS Uniphase Corporation (the “Registrant”) reported the results of operations for its fiscal third quarter ended March 31, 2004. A copy of the press release issued by the Registrant concerning the foregoing results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained herein and in the accompanying exhibit shall not be incorporated directly or by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

The Registrant provides non-GAAP financial measures to supplement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures are intended to supplement the user’s overall understanding of the Registrant’s current financial performance and its prospects for the future. Specifically, the Registrant believes the non-GAAP results provide useful information to both management and investors by identifying certain expenses, gains and losses that, when excluded from the GAAP results, may provide additional understanding of the Registrant’s core operating results or business performance. However, these non-GAAP financial measures are not intended to supersede or replace the Registrant’s GAAP results. A detailed reconciliation of the GAAP results to the non-GAAP results is provided in the “Non-GAAP Condensed Consolidated Statements of Operations” schedules of the results furnished herewith as Exhibit 99.1.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDS Uniphase Corporation

April 28. 2004	By: /s/ Christopher S. Dewees
Christopher S. Dewees
Senior Vice President and
General Counsel

Exhibit Index

Exhibit Number	Description of Document

99.1	Press Release of Registrant, dated April 28, 2004, reporting the results of operations for the Registrants fiscal third quarter ended March 31, 2004.